CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 57 to Registration Statement No. 333-61366 of Pacific Life Funds on form N-1A of our report dated May 20, 2008 relating to the financial statements comprising of PL Portfolio Optimization Conservative, PL Portfolio Optimization Moderate-Conservative, PL Portfolio Optimization Moderate, PL Portfolio Optimization Moderate-Aggressive, and PL Portfolio Optimization Aggressive (collectively the “Portfolio Optimization Funds”), and the PL Money Market Fund, PL Small-Cap Growth Fund, PL International Value Fund, PL Large-Cap Value Fund, PL Short Duration Bond Fund, PL Growth LT Fund, PL Mid-Cap Value Fund, PL Large-Cap Growth Fund, PL International Large-Cap Fund, PL Small-Cap Value Fund, PL Main Street® Core Fund, PL Emerging Markets Fund, PL Managed Bond Fund, PL Inflation Managed Fund, PL Comstock Fund, PL Mid-Cap Growth Fund and PL Real Estate Fund for the year ended March 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
June 27, 2008